CARMAX REPORTS THIRD QUARTER RESULTS
                      ------------------------------------


Richmond, Va., December 17, 2004 - CarMax, Inc. (NYSE: KMX) today reported results for the fiscal 2005 third quarter and nine month period ended November 30, 2004.

   |X| Total sales increased 13% to $1.22 billion from $1.07 billion in the third quarter of last year.

   |X|   Third quarter comparable store used unit sales rose 2%.

   |X| Third quarter net earnings were $18.0 million, or 17 cents per share, compared with $19.1 million, or 18 cents per share, earned in the third quarter of fiscal 2004.

   |X| For the fourth quarter ending February 28, 2005, CarMax expects comparable store used unit sales growth in the range of 2% to 7% and earnings per share in the range of 19 cents to 23 cents.

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Sales Components
----------------

                                                 Three Months Ended                     Nine Months Ended
(In millions)                                     November 30 (1)                        November 30 (1)
                                         -----------------------------------    -----------------------------------
                                              2004        2003      Change           2004       2003      Change
                                              ----        ----      ------           ----       ----      ------
Used vehicle sales....................    $   926.0   $   797.8      16.1%        $2,898.8    $2,626.6     10.4%
New vehicle sales.....................        114.2       122.7      (6.9)%          388.5       398.7     (2.6)%
Wholesale vehicle sales...............        132.7       111.4      19.1%           441.7       325.1     35.9%
Other sales and revenues (2)..........         42.8        39.7       7.7%           135.3       130.4      3.7%
                                           --------    --------      ----         --------    --------     ----
Net sales and operating
    revenues..........................     $1,215.7    $1,071.5      13.5%        $3,864.2    $3,480.8     11.0%
                                           ========    ========      ====         ========    ========     ====

(1) Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.
(2) Other sales and revenues include extended service plan revenues, service department sales, third-party finance fees, and appraisal purchase processing fees. The use of appraisal purchase processing fees was phased out during the second quarter of fiscal 2004.


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CarMax, Inc.
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Retail Vehicle Sales Changes
----------------------------

                                                 Three Months Ended                     Nine Months Ended
                                                     November 30                           November 30
                                          ----------------------------------    -----------------------------------
                                                2004              2003                2004              2003
                                                ----              ----                ----              ----
Comparable store vehicle sales:
-------------------------------
     Used vehicle units.............             2 %               2 %                (3)%               6 %
     New vehicle units..............            11 %               2 %                12 %              (2)%
        Total units.................             2 %               2 %                (2)%               5 %

     Used vehicle dollars...........             3 %               4 %                (1)%               7 %
     New vehicle dollars............             9 %               5 %                11 %               0 %
        Total dollars...............             4 %               4 %                 0 %               6 %

Total vehicle sales:
--------------------
     Used vehicle units.............            15 %              13 %                 8 %              18 %
     New vehicle units..............            (6)%               1 %                (3)%              (3)%
        Total units.................            13 %              12 %                 7 %              16 %

     Used vehicle dollars...........            16 %              16 %                10 %              19 %
     New vehicle dollars............            (7)%               4 %                (3)%              (1)%
        Total dollars...............            13 %              14 %                 9 %              16 %


Earnings Highlights
-------------------

                                                 Three Months Ended                     Nine Months Ended
(In millions except per share data)                 November 30                            November 30
                                         -----------------------------------    -----------------------------------
                                             2004         2003      Change           2004        2003     Change
                                             ----         ----      ------           ----        ----     ------
Net earnings..........................       $18.0       $19.1       (5.3)%         $83.2       $93.9     (11.4)%
Diluted weighted average shares
   outstanding........................       105.7       106.0       (0.2)%         105.7       105.5       0.1 %
Diluted net earnings per share........       $0.17       $0.18       (5.6)%         $0.79       $0.89     (11.2)%


Selected Operating Ratios
-------------------------

(In millions)                              Three Months Ended November 30          Nine Months Ended November 30
                                         -----------------------------------    ------------------------------------
                                            2004    % (1)    2003    % (1)         2004     % (1)    2003    % (1)
                                            ----    -----    ----    -----         ----     -----    ----    -----

Net sales and operating revenues......   $ 1,215.7 100.0%   $1,071.5 100.0%      $3,864.2   100.0% $3,480.8  100.0%
Gross profit..........................   $   145.4  12.0%   $  126.2  11.8%      $  475.9    12.3% $  437.1   12.6%
CarMax Auto Finance income............   $    20.4   1.7%   $   17.6   1.6%      $   63.0     1.6% $   66.1    1.9%
Selling, general and administrative
   expenses...........................   $   137.2  11.3%   $  114.3  10.7%      $  402.6    10.4% $  350.5   10.1%
Operating profit (EBIT) (2)...........   $    29.4   2.4%   $   30.8   2.9%      $  137.0     3.5% $  153.4    4.4%
Net earnings..........................   $    18.0   1.5%   $   19.1   1.8%      $   83.2     2.2% $   93.9    2.7%

(1) Calculated as the ratio of the applicable amount to net sales and operating revenues.
(2) Operating profit equals earnings before interest and income taxes.

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CarMax, Inc.
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Gross Profit Margin
-------------------

                                              Three Months Ended November 30         Nine Months Ended November 30
                                            ------------------------------------  ------------------------------------
                                                   2004             2003                  2004              2003
                                             ----------------  ----------------   ----------------  ----------------
                                             %(1)   $/unit(2)   %(1)  $/unit(2)     %(1)   $/unit(2)  %(1)  $/unit(2)
                                             ----  ---------    ----  --------      ----   --------  ----   --------
Used vehicle gross profit margin.........    11.2%    $1,765   10.9%    $1,693     11.6%    $1,826   11.3%   $1,754
New vehicle gross profit margin..........     3.7%    $  886    3.8%    $  925      3.7%    $  866    3.9%   $  914
Total retail vehicle gross profit margin.    10.4%    $1,700   10.0%    $1,624     10.6%    $1,748   10.3%   $1,679

Wholesale vehicle gross profit margin....    11.8%    $  440    9.9%    $  338     11.4%    $  428    9.8%   $  335

Other gross profit margin................    50.5%    $  339   59.3%    $  418     56.1%    $  379   70.8%   $  496

Total gross profit margin................    12.0%    $2,284   11.8%    $2,237     12.3%    $2,379   12.6%   $2,346

(1)  Calculated as a percentage of its respective sales or revenue.
(2) Calculated as category gross profit dollars divided by the respective units sold, except the other and the total categories, which are divided by total retail units sold.


Business Performance Review
---------------------------

Sales. "We are pleased that our used unit sales growth was much stronger in the
-----
third quarter than in the first half of the year," said Austin Ligon, president and chief executive officer. "Used car sales trends in the quarter, though not robust, were better than we experienced in the late spring and summer. Total new car sales declined as we continued our program to reduce the number of new car franchises we own to a select core. New car comp unit sales were particularly healthy.

"The wholesale sales growth reflects an increase in the number of appraisals made and a continuing strong buy rate," said Ligon. The buy rate is the ratio of vehicle purchases completed to the appraisal offers made. "Our appraisal purchases continue to provide more than 50% of the used vehicles we retail. We dispose of the cars that don't meet our standards at our own in-store wholesale auctions.

"The growth in other sales and revenue reflects increases in extended service plan sales, service, and third-party nonprime finance fees," said Ligon. "The increases were offset in part by the cost of providing subprime financing." CarMax began making available a subprime finance provider throughout its store base in August 2004. As is customary in the subprime finance industry, the subprime provider purchases the loan contracts at a discount. This discount is reflected in the CarMax income statement as an offset to the fees received from third-party providers lending to prime and nonprime customers.

Margins. "Gross profit per unit for both used and wholesale vehicle sales was up
-------
this quarter compared with last year as a result of continuing refinements to our appraisal cost recovery (ACR) methodology," Ligon said. The company recovers expenses associated with its appraisal,

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CarMax, Inc.
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buying, and wholesaling operations by factoring the costs into the purchase offers made on customers' cars. "The lower margin on other revenue resulted from higher service operations costs and from the subprime financing discount that partially offsets third-party finance fee revenue."

CarMax Auto Finance. "CAF income growth reflects our total sales growth, as well
-------------------
as an approximately 1 cent EPS benefit from the adjustment in the valuation of our retained interests in securitized receivables," said Ligon. "Including the valuation adjustment, the CAF gain as a percent of loans sold was 4.1%, compared with 3.8% in last year's third quarter. As we expected, excluding the valuation adjustment, the CAF gain spread would have been 3.6%, at the low end of the 3.5 to 4.5% range we consider to be normal. We have been able to raise our rates modestly as our cost of funds has increased."

SG&A Ratio. "Our third quarter SG&A ratio was 11.3% compared with 10.7% in last
----------
year's third quarter," Ligon said. "The increase primarily reflects the higher SG&A at our newer stores, which make up a growing proportion of our store base. None of the stores we have opened since we reinitiated growth has yet reached base maturity, which we project to be after 48 months.

"The higher SG&A ratio also reflects store unit bonuses that were higher than originally expected," said Ligon. "At the beginning of the quarter, we set bonus targets in line with our original expectations for the quarter. Because we saw stronger sales, bonuses were higher. "

Fourth Quarter Expectations
---------------------------

|X|   Comparable store used unit growth: A range of 2% to 7%.

|X|   Earnings per share: A range of 19 cents to 23 cents.

"Sales trends have continued to improve since September. Consequently, assuming we don't experience abnormal winter weather events, for the fourth quarter we expect used unit comp growth in the range of 2 to 7% and earnings per share in the range of 19 to 23 cents," said Ligon. "These expectations take into account the adverse calendar shifts in the fourth quarter. We lose a Saturday because Christmas Day falls on Saturday this year, and we lose one selling day because fiscal 2004 included 29 days in February."

Future Financial News Releases
------------------------------

Beginning with the first quarter of fiscal 2006, ending May 31, 2005, we plan to issue one financial release per quarter covering sales and earnings performance, and we will cease issuing a separate sales release. For the fourth quarter and year-end of the current fiscal year, CarMax plans to issue a sales release on March 4, 2005, and an earnings release on March 30, 2005. CarMax plans to announce its fiscal 2006 earnings release schedule on March 30, 2005.


                                     -more-

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CarMax, Inc.
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Conference Call Information
---------------------------

CarMax will host a conference call for investors at 9:00 a.m. Eastern time today, December 17, 2004. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 2632626). International investors should dial 1-706-679-7457 (conference I.D.: 2632626). A live Webcast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern time on December 17 and will run through midnight, December 24, 2004. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.:
2632626) and international investors at 1-706-645-9291 (conference I.D.:
2632626). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

About CarMax
------------

CarMax, a Fortune 500 company, is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 58 used car superstores in 27 markets. CarMax also operates nine new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended November 30, 2004, the company sold 238,200 used cars, which is 92% of the total 259,402 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

Contacts
--------
Investors and Financial Media:
         Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591
         Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
         Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594

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                                                        CARMAX, INC. AND SUBSIDIARIES
                                                        -----------------------------
                                                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                                                 -----------------------------------------------
                                                  (Amounts in thousands except per share data)


                                         Three Months Ended                          Nine Months Ended
                                             November 30                                November 30
                               ---------------------------------------   ----------------------------------------
                                  2004     %(1)       2003       %(1)       2004       %(1)       2003      %(1)
                               ---------  ------   ---------   -------   ----------   ------   ---------   ------

Sales and operating revenues:
    Used vehicle sales        $  926,023    76.2   $ 797,752     74.4    $2,898,757     75.0  $2,626,620    75.5
    New vehicle sales            114,199     9.4     122,681     11.4       388,480     10.1     398,680    11.5
    Wholesale vehicle sales      132,669    10.9     111,352     10.4       441,658     11.4     325,080     9.3
    Other sales and revenues      42,820     3.5      39,749      3.7       135,313      3.5     130,446     3.7
                              ----------   -----   ---------    -----    ----------    -----   ---------    ----
Net sales and operating
    revenues                   1,215,711   100.0   1,071,534    100.0     3,864,208    100.0   3,480,826   100.0
Cost of sales                  1,070,265    88.0     945,292     88.2     3,388,332     87.7   3,043,708    87.4
                              ----------   -----   ---------    -----     ---------    -----   ---------    ----
Gross profit                     145,446    12.0     126,242     11.8       475,876     12.3     437,118    12.6
CarMax Auto Finance income        20,439     1.7      17,649      1.6        62,999      1.6      66,074     1.9
Selling, general and
   administrative expenses       137,170    11.3     114,282     10.7       402,584     10.4     350,549    10.1
Gain on franchise dispositions,
   net                               692     0.1       1,207      0.1           681       --         746      --
Interest expense                     --       --          --       --           817       --       1,137      --
Interest income                      175      --         164       --           294       --         468      --
                              ----------   -----   ---------    -----    ----------    ------  ---------    -----
Earnings before income taxes      29,582     2.4      30,980      2.9       136,449      3.5     152,720     4.4
Provision for income taxes        11,537     0.9      11,927      1.1        53,215      1.4      58,797     1.7
                              ----------   -----   ---------    -----    ----------    -----   ---------    ----
Net earnings                  $   18,045     1.5   $  19,053      1.8    $   83,234      2.2   $  93,923     2.7
                              ==========   =====   =========    -----    ==========    =====   =========    ====

Weighted average common shares:
    Basic                        104,070             103,647                103,978              103,428
                              ==========           =========             ==========            =========
    Diluted                      105,735             105,955                105,673              105,526
                              ==========           =========             ==========            =========


Net earnings per share:
    Basic                     $     0.17           $    0.18             $     0.80            $    0.91
                              ==========           =========             ==========            =========
    Diluted                   $     0.17           $    0.18             $     0.79            $    0.89
                              ==========           =========             ==========            =========


(1) Percents are calculated as a percentage of net sales and operating revenues and may not equal totals due to rounding.


                                     -more-

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                                                         CARMAX, INC. AND SUBSIDIARIES
                                                         -----------------------------
                                                          CONSOLIDATED BALANCE SHEETS
                                                          ---------------------------
                                                            (Amounts in thousands)


                                                                    November 30                     February 29
                                                            2004                   2003                 2004
                                                         ---------               --------           ----------
ASSETS                                                              (unaudited)
------
Current assets:
Cash and cash equivalents                               $   25,762              $  54,962           $   61,643
Accounts receivable, net                                    63,694                 60,853               72,358
Automobile loan receivables held for sale                    3,540                 18,997               18,781
Retained interests in securitized receivables              131,621                135,004              145,988
Inventory                                                  503,682                449,744              466,061
Prepaid expenses and other current assets                    9,248                 10,328                8,650
                                                       -----------              ---------          -----------

Total current assets                                       737,547                729,888              773,481
Property and equipment, net                                368,203                239,553              244,064
Deferred income taxes                                          667                  3,505                  185
Other assets                                                18,642                 20,360               19,287
                                                       -----------              ---------          -----------

TOTAL ASSETS                                           $ 1,125,059              $ 993,306          $ 1,037,017
                                                       ===========              =========          ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
Accounts payable                                        $  133,015              $ 127,899           $  145,517
Accrued expenses and other current liabilities              53,388                 49,984               55,674
Accrued income taxes                                         4,481                  9,355                4,050
Deferred income taxes                                       31,030                 28,677               32,711
Short-term debt                                              6,331                  6,267                4,446
                                                        ----------              ---------           ----------

Total current liabilities                                  228,245                222,182              242,398

Long-term debt, excluding current installments             111,940                100,000              100,000
Deferred revenue and other liabilities                      15,638                 13,319               13,866
                                                        ----------              ---------           ----------

TOTAL LIABILITIES                                          355,823                335,501              356,264

SHAREHOLDERS' EQUITY                                       769,236                657,805              680,753
                                                        ----------              ---------           ----------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                    $1,125,059              $ 993,306           $1,037,017
                                                       ===========              =========          ===========

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                                                         CARMAX, INC. AND SUBSIDIARIES
                                                         -----------------------------
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                              -------------------------------------------------
                                                             (Amounts in thousands)

                                                                                Nine Months Ended
                                                                                   November 30
                                                                           2004                  2003
                                                                         ---------             ---------
Operating Activities:
---------------------
Net earnings                                                            $  83,234             $  93,923
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                          13,334                12,253
    Amortization of restricted stock awards                                    79                    94
    Gain on disposition of assets                                            (810)                 (588)
    Provision for deferred income taxes                                    (2,163)               (8,652)
    Changes in operating assets and liabilities:
       Decrease (increase) in accounts receivable, net                      8,664                (4,404)
       Decrease (increase) in automobile loan receivables held for sale    15,241               (15,418)
       Decrease in retained interests in securitized receivables           14,367                    12
       (Increase) decrease in inventory                                   (37,621)               16,706
       (Increase) decrease in prepaid expenses and other
          current assets                                                     (598)                2,308
       (Increase) decrease in other assets                                   (394)                1,999
       (Decrease) increase in accounts payable, accrued expenses and
          other current liabilities, and accrued income taxes             (11,500)               30,390
       Increase in deferred revenue and other liabilities                   1,772                 2,415
                                                                        ----------            ----------
Net cash provided by operating activities                                  83,605               131,038
                                                                        ----------            ----------

Investing Activities:
---------------------
Purchases of property and equipment                                      (176,341)             (137,201)
Proceeds from sales of assets                                              52,657                72,496
                                                                        ----------            ----------
Net cash used in investing activities                                    (123,684)              (64,705)


Financing Activities:
---------------------
Increase (decrease) in short-term debt, net                                 1,885               (49,784)
Equity issuances, net                                                       2,313                 3,798
                                                                        ----------            ----------
Net cash provided by (used in) financing activities                         4,198               (45,986)
                                                                        ----------            ----------

(Decrease) increase in cash and cash equivalents                          (35,881)               20,347
Cash and cash equivalents at beginning of year                             61,643                34,615
                                                                        ----------            ----------
Cash and cash equivalents at end of period                              $  25,762             $  54,962
                                                                        ==========            ==========

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